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                                                            Exhibit 23.01


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan, as amended, of Radius Inc. of our report dated December 8, 1995 (except Note 11 as to which the date is December 27, 1995) with respect to the consolidated financial statements and schedule of Radius Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP


Palo Alto, California
December 12, 1996